Exhibit 32.1
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION
In connection with this annual report on Form 10-K/A of Thor Industries, Inc. for the period ended July 31, 2006, I, Wade F. B. Thompson, Chairman, President and Chief Executive Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	this Form 10-K/A for the period ended July 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in this Form 10-K/A for the period ended July 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.
Date: June 11, 2007

/S/ WADE F. B. THOMPSON
Wade F. B. Thompson
Chairman, President and Chief Executive Officer (principal executive officer)